UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2025

TECHTARGET, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42428	99-2218610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Grove Street
Newton, Massachusetts		02466
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 431-9200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	TTGT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2025, the Compensation Committee (“Committee”) of the Board of Directors (the “Board”) of TechTarget, Inc. (the “Company”) approved certain compensation adjustments and awards for the Company’s executives and senior leaders including Gary Nugent, Chief Executive Officer, Steve Niemiec, Chief Revenue Officer, and Daniel T. Noreck, Chief Financial Officer (collectively, the “Executives”). These adjustments relate to the 2025 fiscal year and are being formalized at present following the successful realignment of TechTarget’s Quarterly Filings with the regulatory schedule.

The Committee also approved certain cash-based awards under a new Short-Term Incentive Plan (“STIP”) that includes performance goals that may be based on earnings per share, revenues, operating profit, CAGR, EBIT, Adjusted EBITDA, or such other metrics as the Committee may determine. Additionally, each of the Executives received an equity award under the Company’s 2024 Incentive Plan and Mr. Nugent may be eligible for certain long-term equity awards granted by Informa PLC (“Informa”). Payment of awards under the foregoing plans is subject to meeting applicable targets established by the Committee, satisfaction of applicable caps, and other conditions set forth in the governing award and plan agreements.

The Committee approved (i) for Mr. Nugent, a target bonus amount of $562,500 under the STIP and a restricted stock unit award equal to 125% of Mr. Nugent’s base salary vesting ratably over three years, with 1/3 vesting on each of the first, second, and third-year anniversaries of the grant date; (ii) for Mr. Niemiec, a target bonus amount of $400,000 under the STIP, a $400,000 cash retention bonus with 50% payable in March 2026 and 50% payable in March 2027, and a restricted stock unit award equal to 100% of Mr. Niemiec’s base salary vesting ratably over three years, with 1/3 vesting on each of the first, second, and third-year anniversaries of the grant date; and (iii) for Mr. Noreck, an annual base salary of $330,000 per year, to be applied retroactively to January 1, 2025, a $330,000 one-year cash retention bonus payable in March 2026, a target bonus amount of $330,000 under the STIP, and a restricted stock unit award equal to 100% of Mr. Noreck’s base salary vesting ratably over three years, with 1/3 vesting on each of the first, second, and third-year anniversaries of the grant date

The payment of any bonus under the STIP to Mr. Nugent, Mr. Niemiec, and Mr. Noreck is subject to each Executive meeting applicable minimum performance goals established by the Committee. The specific STIP targets, anchored to revenue and profit metrics, were established during Q1 of this year despite only receiving formal approval in September. These targets were intentionally calibrated at the outset to stretch organizational performance, reflecting our ambitious long-term growth strategy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechTarget, Inc.

Date:	September 24, 2025	By:	/s/ Charles D. Rennick
Charles D. Rennick Vice President, General Counsel and Corporate Secretary